SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

SYKES ENTERPRISES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 1, 2003
PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS
SHAREHOLDERS ENTITLED TO VOTE
PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTORS WHOSE TERMS OF OFFICE CONTINUE
PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
INDEPENDENT PUBLIC ACCOUNTANTS
BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE
EMPLOYMENT AGREEMENTS
COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE
STOCK PRICE PERFORMANCE GRAPH
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

400 North Ashley Drive

Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 1, 2003

To the Shareholders of Sykes Enterprises, Incorporated:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Sykes Enterprises, Incorporated (the “Company”) will be held at the Tampa Marriott Waterside, 700 South Florida Avenue, Tampa, Florida, on Thursday, May 1, 2003, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1. To elect three directors to hold office until the 2006 Annual Meeting of Shareholders; and one director to hold office until the 2005 Annual Meeting of Shareholders;

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company; and

3. To transact any other business as may properly come before the Annual Meeting.

      Only shareholders of record as of the close of business on March 21, 2003, will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

By Order of the Board of Directors,

James T. Holder
Secretary

March 25, 2003

YOUR VOTE IS IMPORTANT

      To assure your representation at the Annual Meeting, please vote on the matters to be considered at the Annual Meeting by completing the enclosed proxy and mailing it promptly in the enclosed envelope. If your shares are held in street name by a brokerage firm, bank or other nominee, the nominee will supply you with a proxy card to be returned to it. It is important that you return the proxy card as quickly as possible so that the nominee may vote your shares. You may not vote your shares in person at the Annual Meeting unless you obtain a power of attorney or legal proxy from your broker, bank or other nominee holder authorizing you to vote the shares, and you present this power of attorney or proxy at the Annual Meeting.

400 North Ashley Drive

Tampa, Florida 33602

PROXY STATEMENT
FOR
2003 ANNUAL MEETING OF SHAREHOLDERS

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Tampa Marriott Waterside, 700 South Florida Avenue, Tampa, Florida, on Thursday, May 1, 2003, at 10:00 a.m., Eastern Daylight Savings Time, or any adjournment or postponement of the Annual Meeting.

      This Proxy Statement and the annual report to shareholders of the Company for the year ended December 31, 2002, are first being mailed on or about April 1, 2003, to shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

      The record date for the Annual Meeting is March 21, 2003. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the record date, 40,400,930 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Abstentions and broker non-votes are not counted in determining whether a proposal has been approved.

      Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given in the Proxy. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting, should you be present and wish to do so.

      Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

•	filing with the Secretary of the Company written notice of revocation,

•	submitting a duly executed Proxy bearing a later date than the previous Proxy, or

•	appearing at the Annual Meeting and voting in person.

      Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting. Proxies solicited by this Proxy Statement will be returned to the Board of Directors and will be tabulated by an inspector of elections designated by the Board of Directors who will not be employed by the Company or any of its affiliates.

      The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of the Company without additional compensation. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries who hold shares on behalf of others to forward proxy solicitation materials to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

PROPOSAL 1:

ELECTION OF DIRECTORS

      The Board of Directors recommends the following nominees for election as directors and urges each shareholder to vote “FOR” the nominees. Executed Proxies in the accompanying form will be voted at the Annual Meeting in favor of the election as directors of the nominees named below, unless authority to do so is withheld.

      The Company’s Board of Directors is divided into three classes (designated “CLASS I,” “CLASS II,” and “CLASS III”), as nearly equal in number as possible, with each class serving three-year terms expiring at the third annual meeting of shareholders after their elections. The term of the four current CLASS III directors expires at the 2003 Annual Meeting of Shareholders.

      Hugh L. McColl, Jr., a CLASS I director, has informed the Company that he intends to resign from the Board for personal reasons effective as of the Annual Meeting. In order to keep the number of directors in each class as near to equal as possible, one of the four CLASS III directors whose term is expiring at the Annual Meeting, Ernest J. Milani, has been nominated as a CLASS I director to fill the vacancy in that class created by Mr. McColl’s resignation. The CLASS I director elected at the Annual Meeting will be elected to serve until his/her term expires at the 2005 Annual Meeting of Shareholders, and the three CLASS III directors will be elected to serve until their terms expire at the 2006 Annual Meeting of Shareholders, and in each case until their respective successors are elected and qualified.

      In the event any nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named below will be unavailable, or if elected, will decline to serve.

      Under Florida law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

CLASS III — TERM EXPIRES AT THE 2003 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

John H. Sykes	66	John H. Sykes has been Chairman of the Board of Directors of the Company since its inception in 1977. He also served as President and Chief Executive Officer of the Company from inception until December 1998, and has resumed these functions from November 2000 to the present. Previously, Mr. Sykes was Senior Vice President of CDI Corporation, a publicly held technical services firm.

Furman P. Bodenheimer, Jr.	73	Furman P. Bodenheimer, Jr. was elected to the Board of Directors of the Company in 1991 and is Chairman of the Nominating and Corporate Governance Committee. Mr. Bodenheimer has been President and Chief Executive Officer of Zickgraf Enterprises, Inc. and Nantahala Lumber in Franklin, North Carolina for more than the past five years.

William J. Meurer	59	William J. Meurer was elected to the Board of Directors in October 2000 and is a member and Chairman of the Audit Committee. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations until his retirement in 2000. Mr. Meurer also serves on the Board of Directors of Heritage Family of Funds, the Board of Trustees for St. Josephs Baptist Health Care and as a member of the Board of Directors of Tribridge, Inc.

CLASS I — INTERIM TERM OF DIRECTOR ELECTED TO FILL VACANCY

EXPIRES AT THE 2005 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

Ernest J. Milani	73	Ernest J. Milani was elected to the Company’s Board of Directors in April 1996 and is Chairman of the Compensation and Human Resource Development Committee. Until 1996, Mr. Milani held various positions with CDI Corporation, a publicly held provider of engineering and technical services, most recently as President of CDI Corporation Northeast and CDI Technical Services Ltd., both of which are subsidiaries of CDI Corporation. Following his retirement in 1996, Mr. Milani founded E.J. Milani Consulting Corp., a management and marketing consulting firm.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

CLASS I — TERM EXPIRES AT THE 2005 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

Gordon H. Loetz	53	Gordon H. Loetz was elected to the Company’s Board of Directors in 1993 and currently serves as Vice Chairman of the Board of Directors and is a member of the Compensation and Human Resource Development Committee. From February 1999 through December 31, 2001, Mr. Loetz served as director and President of Sykes Financial Services, Inc., a wholly owned subsidiary of the Company. From November 1997 through February 1999, Mr. Loetz served as the Company’s Executive Vice President and Chief Operating Officer. Prior to November 1997, Mr. Loetz served as the President of CFS Insurance Agency, Inc. In addition, Mr. Loetz founded Comprehensive Financial Services, a financial investment advisory company.

Name	Age	Principal Occupation and Other Information

Peter C. Browning	61	Peter C. Browning was elected to the Company’s Board of Directors in March 2002 and is a member of the Nominating and Corporate Governance Committee. He currently serves as Dean of the McColl School of Business, Queens College in Charlotte, N.C. He is also currently serving as Non- Executive Chairman of Nucor Corporation, the largest steel producer in North America. Mr. Browning previously served in various executive capacities with Continental Can Company and National Gypsum Company. Mr. Browning was employed with Sonoco Products Company from October 1993 through July 2000, where he held several positions, most recently serving as Sonoco’s President and Chief Executive Officer. Mr. Browning serves on the Board of Directors of Wachovia Corporation, Lowe’s Companies, Inc., The Phoenix Companies and Acuity Brands, as well as several non-profit organizations including the Board of Trustees of the Presbyterian Hospital Foundation, and the Executive Board of the Mecklenburg County Council, and the Boy Scouts of America.

CLASS II — TERM EXPIRES AT THE 2004 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

H. Parks Helms	67	H. Parks Helms has served as a director of the Company since its inception in 1977 and is a member of the Audit Committee. Mr. Helms is President and Managing Partner of the law firm of Helms, Henderson & Fulton, P.A., in Charlotte, North Carolina and has been with the firm for more than the past five years. Mr. Helms has held numerous political appointments and elected positions, including as a member of the North Carolina House of Representatives. He currently is Chairman of the Mecklenburg County, North Carolina Board of County Commissioners.

Name	Age	Principal Occupation and Other Information

Linda F. McClintock-Greco, M.D.	48	Linda F. McClintock-Greco, M.D. was elected to the Board of Directors of the Company in May of 1998 and is a member of the Compensation and Human Resource Development Committee. Since 1998, Dr. McClintock-Greco has been the President and Chief Executive Officer of Greco & Assoc. Consulting, a healthcare consulting firm, and in that capacity serves as the vice president of Medical Affairs for Entrusted Healthcare Management Services for the State of Florida. Until 1998, she served as Chief Executive Officer and Chief Medical Officer of Tampa General HealthPlan, Inc. (HealthEase) and had spent the previous 11 years in the health care industry as both a private practitioner in Texas and a managed care executive serving as the Regional Medical Director with Humana Health Care Plan. Dr. McClintock-Greco serves on the Board of Directors of the Florida Association of Managed Care Organizations (FAMCO). Dr. McClintock-Greco also serves on the board of several charitable organizations.

Thomas F. Skelly	69	Thomas F. Skelly was appointed to the Board of Directors in July 2000 and is a member of the Audit Committee. Previously, Mr. Skelly served as the Senior Vice President of Finance and Chief Financial Officer of the Gillette Company for 17 years, before retiring in 1997. Mr. Skelly also serves on the Board of Trustees for Northeastern University and serves on the Board of Directors of Signal Technology Corporation.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors recommends the ratification of Deloitte & Touche LLP as the principal independent public accountants for the year 2003 and urges each shareholder to vote “FOR” the ratification. Executed Proxies in the accompanying form will be voted at the Annual Meeting in favor of the ratification of the independent public accountants, unless the Proxy is marked otherwise.

      The Audit Committee has appointed, subject to shareholder approval, Deloitte & Touche LLP to serve as the principal independent public accountants for the Company in the year 2003. Although not required, the Board of Directors is submitting the selection of Deloitte & Touche as the Company’s independent public accountants to the shareholders for ratification as a matter of good corporate practice. In the event of a negative vote by the shareholders on such ratification, the Audit Committee will consider that vote in the review of its future selection of accountants.

Report of the Audit Committee

      The Audit Committee consists of three non-employee directors, William J. Meurer, as Chairman, H. Parks Helms and Thomas F. Skelly, each of whom has been determined by the Board of Directors to be independent under the NASDAQ National U.S. Market Listing Standards, and two of whom, Messrs. Meurer and Skelly, have been determined to meet the Securities and Exchange Commission’s new definition of “audit committee financial expert.” The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. The Company’s independent accountants provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered compatibility of non-audit services with the auditors’ independence.

      The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held eight meetings during the fiscal year 2002.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

William J. Meurer, Audit Committee Chair

H. Parks Helms, Audit Committee Member
Thomas F. Skelly, Audit Committee Member

March 15, 2003

INDEPENDENT PUBLIC ACCOUNTANTS

      On March 14, 2001, with the approval of the Audit Committee and the concurrence of the Board of Directors, the Company engaged Deloitte & Touche LLP as its principal accountant to audit the consolidated financial statements of the Company for the year ended December 31, 2001. The Company dismissed Ernst & Young LLP on March 14, 2001 as its principal accountant, effective upon its completion of its audit of the Company’s consolidated financial statements for the year ended December 31, 2000. Prior to the engagement of Deloitte & Touche LLP, Ernst & Young LLP had served as the principal accountant to audit the Company’s consolidated financial statements since January 14, 1999.

      Ernst & Young LLP audited the Company’s consolidated financial statements for the years ended December 31, 2000, 1999 and 1998, and issued its audit report dated February 15, 2001 for fiscal year 2000, and its audit reports dated February 7, 2000, except for Note 1 as to which the date is October 30, 2000, for fiscal year 1999, and March 5, 1999 for fiscal year 1998. No report of Ernst & Young LLP on the Company’s consolidated financial statements contained an adverse opinion or a disclaimer of opinion, nor was one qualified as to uncertainty, audit scope, or accounting principles, except that the report dated February 15, 2001 for the year ended December 31, 2000 was modified as to the change in the method of accounting for certain grants and revenues and the report as reissued on October 30, 2000 for the year ended December 31, 1999 included modifications relating to a restatement with respect to the revenue recognition of certain contracts.

      During the fiscal years 1999 and 2000 and the subsequent interim period preceding March 14, 2001 (date of dismissal), there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make a reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for any such periods. Ernst & Young LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.

      Prior to the engagement of Deloitte & Touche LLP as its principal auditors on March 14, 2001, the Company engaged Deloitte & Touche LLP to perform certain internal audit outsourcing services from October 2000 through June 2002. Prior to the engagement of Deloitte & Touche LLP as its principal auditors, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or any other event described above.

      The Audit Committee has determined that the services provided by Deloitte & Touche LLP which were not directly related to the most recent audit, are compatible with maintaining the principal accountant’s independence.

      The fees charged by Deloitte & Touche LLP for professional services rendered in connection with all audit and non-audit related matters for the years ended December 31, 2002 and 2001 were as follows:

	2002	2001

Services:
Audit(1)	$984,118	$761,569
Audit related(2)	129,325	185,075
Tax(3)	518,280	1,251,689
All other(4)	94,864	405,956

Total Fees	$1,726,587	$2,604,289

(1)	Includes fees for the audits of the annual consolidated financial statements, reviews of condensed consolidated financial statements included on Form 10-Q, and stand alone statutory audits.
(2)	Includes fees associated with audits of employee benefit plan, due diligence related to mergers and acquisitions, and accounting consultations.
(3)	Includes fees associated with tax compliance and consulting services.
(4)	Includes fees primarily associated with internal audit services.

      Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

BOARD OF DIRECTORS

Directors’ Compensation

      Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or any committees of the Board. Directors who are not employees of the Company receive (as of the first business day of each calendar year) an annual fee of $25,000, payable in cash or shares of common stock based on the fair market value of the common stock on the date of payment at the election of each director, plus $1,250 per Board and committee meeting attended, and $500 per telephone conference meeting that lasts at least one hour. Chairpersons of committees receive $2,000 per committee meeting attended. Directors who are not employees of the Company also receive options to purchase 25,000 shares of common stock upon their initial election to the Board and options to purchase 10,000 shares of common stock annually thereafter under the Company’s 1996 Non-Employee Director Stock Option Plan. Directors also receive an ad hoc fee of $1,000 per day for extra tasks related to Board business requested by the Chairman of the Board.

Certain Relationships and Related Transactions

      During the year ended December 31, 2002 the Company paid approximately $580,000 to JHS Leasing of Tampa, Inc., an entity owned by Mr. John H. Sykes for the use of its corporate aircraft. The Audit Committee performs an annual study of the fees charged by executive charter companies for similar flight services on comparable private jet aircraft. The committee has determined that the fees incurred by the Company to lease the corporate aircraft from JHS Leasing of Tampa, Inc. are competitive with those charged by such third party charter companies.

      Mr. Gordon Loetz received broker commissions of approximately $49,000 during the year ended December 31, 2002, from the Company’s 401(k)-investment firm, and insurance commissions of approximately $75,000 for the placement of the Company’s various corporate insurance programs during the year ended December 31, 2002. These arrangements were terminated in 2002.

Committees of the Board of Directors and Meeting Attendance

      During 2002, the Board of Directors held six meetings. The Board of Directors also took certain actions by unanimous written consent in lieu of a meeting, as permitted by Florida law. The Board of Directors has established the following committees whose responsibilities are summarized as follows:

      Audit Committee. The Audit Committee is comprised of Mr. Helms, Mr. Meurer and Mr. Skelly and serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system. The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the Company’s independent auditing firm, as well as for reviewing the independence, qualifications, and activities of the auditing firm. The Company’s independent auditing firm reports directly to the Audit Committee. All proposed transactions between the Company and the Company’s officers and directors, or an entity in which a Company officer or director has a material interest, are reviewed by the Audit Committee, and the approval of the Audit Committee is required for such transactions. During the year ended December 31, 2002, the Audit Committee held eight meetings. The Audit Committee is governed by a written charter, which is reviewed on an annual basis. The charter was last revised in August 2002. A copy of the revised charter is attached to this proxy statement as Appendix A.

      Compensation and Human Resource Development Committee. The Compensation and Human Resource Development Committee is comprised of Mr. Loetz, Dr. McClintock-Greco, and Mr. Milani and is responsible for establishing the compensation of the Company’s senior management, including salaries, bonuses, granting of stock options under the Company’s various stock option plans, termination arrangements, and other executive officer benefits. This committee is also responsible for providing oversight and direction regarding the Company’s employee health and welfare benefit programs, training and development and succession planning. During the year ended December 31, 2002, the Compensation and Human Resource Development Committee held five meetings.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Mr. Bodenheimer, Mr. Browning and Mr. McColl. This committee is responsible for reviewing the structure and membership of the Board of Directors and identifying and recommending candidates for membership on the Board of Directors. This committee is also responsible for advising the Board with respect to committee structure, membership and authority, and the implementation of policies deemed necessary or prudent to meet NASDAQ and SEC rules and regulations. During the year ended December 31, 2002, the Nominating and Corporate Governance Committee held four meetings. Nominations for directors may also be made by any shareholder of the Company entitled to vote for the election of directors at the annual meeting of the shareholders. Any shareholder nominating an individual for election as a director must provide notice to the Secretary of the Company, which notice must be received at the principal business office of the Company no later than the date designated for receipt of shareholders’ proposals as set forth in the Company’s proxy statement for its annual shareholders’ meeting. If there has been no such prior public disclosure, then to be timely, a shareholder’s nomination must be delivered to or mailed and received at the principal business office of the Company not less than sixty days nor more than ninety days prior to the annual meeting of shareholders; provided, however, that in the event that less than seventy days’ notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice of nomination must set forth the information regarding the nominating shareholder and the individual nominated for director as described in the Company’s by-laws.

Compensation Committee Interlocks and Insider Participation

      Mr. Loetz was an officer of a subsidiary of the Company until December 31, 2001. Mr. Loetz received broker commissions of approximately $49,000 during the year ended December 31, 2002, from the Company’s 401(k)-investment firm, and insurance commissions of approximately $75,000 for the placement of the Company’s various corporate insurance programs during the year ended December 31, 2002. These arrangements were terminated in 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      During the year ended December 31, 2002, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the “Commission”) on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied solely on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date with respect to, (i) each of the Company’s directors and nominees, (ii) each of the Company’s executive officers named in the Summary Compensation Table below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

	Beneficially Owned

Name	Shares	Percent

John H. Sykes(1)	16,234,475	39.0%
Barclays(2)	2,697,208	6.7%
W. Michael Kipphut(3)	288,200	*
Gordon H. Loetz(4)	137,940	*
Gerry L. Rogers(5)	75,000	*
Furman P. Bodenheimer, Jr.(6)	108,344	*
Harry A. Jackson, Jr.(7)	122,554	*
H. Parks Helms(8)	81,970	*
Charles E. Sykes(9)	82,500	*
Ernest J. Milani(10)	53,006	*
Linda F. McClintock-Greco(11)	44,244	*
William J. Meurer(12)	37,244	*
Thomas F. Skelly(13)	29,217	*
Hugh L. McColl, Jr.(14)	13,643	*
Peter C. Browning(15)	12,290	*
All directors and executive officers as a group (17 persons)	17,379,471	40.8%

*	Less than 1.0%

(1)	Includes the following shares over which Mr. Sykes retains voting and investment power: (i) 14,940,006 shares owned by Mr. Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership in which Mr. Sykes is the sole limited partner and the sole shareholder of the limited partnership’s sole general partner; and (ii) 44,469 shares owned by various trusts for the benefit of Mr. Sykes’ children. Excludes 7,950 shares owned by Mr. Sykes’ wife, as to which Mr. Sykes disclaims beneficial ownership. Includes 1,250,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Mr. Sykes’ business address is 400 North Ashley Drive, Tampa, Florida 33602.

(2)	Based upon information included in the Schedule 13G, dated February 10, 2003, as filed with the Securities and Exchange Commission by Barclays Global Investors, N.A., Barclays Global Fund Advisors and certain of their affiliates. According to the Schedule 13G, Barclays Global Investors, N.A. has sole voting and dispositive power over 2,384,260 shares and Barclays Global Fund Advisors has sole voting and dispositive power over 312,948 shares. The address of Barclays Global Investors, N.A. and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105.
(3)	Includes 285,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(4)	Includes 122,500 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(5)	Includes 75,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(6)	Includes 50,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(7)	Includes 120,001 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(8)	Includes 42,500 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Includes 600 shares of Sykes Common Stock owned by Mr. Helms’ wife in an IRA in which Mr. Helms is a beneficiary.
(9)	Includes 82,500 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(10)	Includes 42,500 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(11)	Includes 35,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(12)	Includes 25,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(13)	Includes 20,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(14)	Includes 8,334 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(15)	Includes 8,334 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

EXECUTIVE COMPENSATION

      The following table sets forth certain information for the years ended December 31, 2002, 2001, and 2000 concerning compensation paid to or earned by the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers who earned more than $100,000 for the year ended December 31, 2002.

SUMMARY COMPENSATION TABLE

					Long-Term
	Annual Compensation				Compensation

				Other	Securities
				Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options	Compensation(2)

John H. Sykes	2002	$550,281	$—	—	1,250,000	$47,139
Chairman of the Board and	2001	550,000	—	—	—	32,904
Chief Executive Officer	2000	550,000	130,185	—	1,020,000	23,879

W. Michael Kipphut(3)	2002	$325,069	$—		—	$9,189
Group Executive, Senior Vice	2001	290,000	200,000	—	125,000	5,448
President — Finance	2000	168,845	—	—	210,000	1,567

Charles E. Sykes(4)	2002	$204,372	$—	—	111,000	$7,201
General Manager, Senior	2001	148,437	46,525	—	—	2,885
Vice President — Americas

Harry A. Jackson, Jr.(5)	2002	$207,696	$—	$99,261	107,700	$34,235
General Manager, Senior	2001	169,600	29,058	—	—	27,804
Vice President — EMEA

Gerry L. Rogers(6)	2002	$213,167	$—	—	95,700	$10,679
Group Executive,	2001	193,857	50,000	—	—	5,124
Senior Vice President —	2000	191,318	60,000	—	47,000	5,042
Chief Information Officer

(1)	The compensation shown as “Other Annual Compensation” for 2002 consists of (i) reimbursed auto expenses of $13,733; (ii) reimbursed housing, utility and school expenses of $83,299; and (iii) other miscellaneous reimbursed expenses of $2,229 for Mr. Jackson, all of which is related to his expatriate status. Does not include the value of the perquisites provided to certain of the named executive officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus.
(2)	The compensation shown as “All Other Compensation” for 2002 consists of the following: (i) the Company’s matching contribution to the Sykes Enterprises, Incorporated Employees’ Savings Plan and Trust in the amount of $4,251 for Mr. John Sykes, $4,224 for Mr. Kipphut, $3,561 for Mr. Jackson and $3,965 for Mr. Rogers; (ii) the excess group term life insurance in the amount of $16,374 for Mr. John Sykes, $1,103 for Mr. Kipphut, $394 for Mr. Charles Sykes, $1,027 for Mr. Jackson, and $1,983 for Mr. Rogers; (iii) the actuarial equivalent of benefits to employees from payment of annual premiums by the Company under the split-dollar life insurance program in the amount of $22,683 for Mr. John Sykes and $2,625 for Mr. Charles Sykes; (iv) additional compensation paid to employees related to health and welfare benefits in the amount of $3,831 for Mr. John Sykes, $3,862 for Mr. Kipphut, $4,731 for Mr. Rogers, $4,647 for Mr. Jackson, and $4,182 for Mr. Charles Sykes; and (v) a living allowance in the amount of $25,000 for Mr. Jackson.

(3)	Mr. Kipphut joined the Company as Vice President and Chief Financial Officer in March 2000, and was named Group Executive, Senior Vice President — Finance in June 2001.
(4)	Mr. Charles E. Sykes, son of John H. Sykes, joined the Company in 1986 and was named General Manager, Senior Vice President — Americas in June 2001.
(5)	Mr. Jackson joined the Company in 1997 and was named General Manager, Senior Vice President — EMEA in June 2001.
(6)	Mr. Rogers joined the Company as Group Vice President, North America in February 1999, and was named Group Executive, Senior Vice President — Chief Information Officer in July 2000. From March 1999 until June 2000, Mr. Rogers was Group Executive and Senior Vice President — The Americas.

      The following table sets forth information with respect to grants of stock options during 2002 to the executive officers named in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value at
						Assumed Annual Rates of Stock
						Price Appreciation for Option
	Individual Grants					Term

	Number of	Percentage of
	Securities	Total Options		Market Price
	Underlying	Granted to	Exercise	of Underlying
	Options	Employees in	Price	Security on	Expiration
	Granted(#)	2001	($/Share)	Date of Grant	Date	5%($)	10%($)

John H. Sykes(1)	1,250,000	61.9%	$9.10	$9.36	1/08/12	$7,683,067	$18,971,787
Charles E. Sykes(2)	100,000	5.0%	$9.09	$9.00	3/15/12	$557,005	$1,425,365
Charles E. Sykes(3)	11,000	0.5%	$9.09	$9.00	3/15/12	$61,271	$156,791
Harry A. Jackson, Jr.(2)	100,000	5.0%	$8.32	$8.82	3/06/12	$604,685	$1,455,681
Harry A. Jackson, Jr.(3)	7,700	0.4%	$3.17	$3.24	12/23/12	$16,198	$40,269
Gerry L. Rogers(3)	95,700	4.7%	$8.64	$8.64	3/11/12	$607,296	$1,456,787

(1)	Options granted under the Company’s 2001 Equity Incentive Plan, of which 250,000 vested immediately and became exercisable as of the grant date on January 8, 2002 and 250,000 vested and became exercisable upon satisfaction of certain performance objectives in each of the quarters as of April 23, 2002, July 29, 2002, October 28, 2002 and February 10, 2003.
(2)	Options granted under the Company’s 2001 Equity Incentive Plan, all of which vest and become exercisable four years after the date of grant, subject to accelerated vesting and exercisability upon satisfaction of certain performance objectives.
(3)	Options granted under the Company’s 2001 Equity Incentive Plan, which replaced 110% of certain cancelled options, all of which vest and become exercisable four years after the date of grant.

      The following table sets forth information with respect to the aggregate stock option exercises by the executive officers named in the Summary Compensation Table during 2002 and the year-end value of unexercised options held by such executive officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

					Value of Unexercised
			Number of Unexercised		In-The-Money Options
	Shares		Options at Fiscal Year End		At Fiscal Year End(1)
	Acquired on
	Exercise(#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John H. Sykes(2)	—	—	1,000,000	250,000	$—	$—
W. Michael Kipphut	—	—	268,334	66,666	$—	$—
Charles E. Sykes	—	—	82,500	71,000	$—	$—
Harry A. Jackson, Jr.	—	—	120,001	76,033	$—	$816
Gerry L. Rogers	35,500	$215,929	75,000	95,700	$—	$—

(1)	Based upon the closing price of $3.28 per share of common stock on December 31, 2002, as reported in the NASDAQ National Market.
(2)	Effective July 17, 2002, Mr. John H. Sykes voluntarily agreed to cancel 1,020,000 options previously granted to him on March 1, 2000.

COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE

REPORT ON STOCK OPTIONS REPRICINGS

      During 2002, the Compensation and Human Resource Development Committee determined that certain options granted under the 1997 Management Stock Incentive Plan did not meet the objective designed to motivate and reward key employees due to a significant decrease in the price of the Company’s common stock since the date of grant. As a result, the Company offered these key employees the opportunity to replace these options with new options granted under the 2001 Equity Incentive Plan equal to 110% of the number of the old options at the fair market value on the date of the new grant, as defined under the 2001 Equity Incentive Plan.

      The following table sets forth certain information concerning repricing of options held by the Company’s executive officers for the ten year period ended December 31, 2002.

TEN-YEAR OPTIONS/SAR REPRICINGS

			Market
		Number of	Price of	Exercise		Length of
		Securities	Stock at	Price at		Original
		Underlying	Time of	Time of		Option Term
		Options	Repricing	Repricing	New	Remaining
		Repriced or	or	or	Exercise	at Date of
		Amended	Amendment	Amendment	Price(1)	Repricing or
Name	Date	($)	($)	$	$	Amendment

						(Months)
Charles E. Sykes	3/15/2002	11,000	$9.00	$18.00	$9.09	101
General Manager, Senior Vice
President — Americas

Harry A. Jackson, Jr.	12/23/2002	7,700	$3.24	$18.00	$3.17	92
General Manager, Senior Vice
President — EMEA

Gerry L. Rogers	3/11/2002	82,500	$9.20	$30.76	$8.64	89
Group Executive,	3/11/2002	13,200	$9.20	$18.00	$8.64	101
Senior Vice President —
Chief Information Officer

William N. Rocktoff	3/18/2002	16,500	$9.30	$20.00	$9.05	79
Vice President and Corporate	3/18/2002	5,500	$9.30	$18.00	$9.05	101
Controller

Jenna R. Nelson	3/11/2002	16,500	$9.20	$18.00	$8.64	101
Group Executive,
Senior Vice President —
Human Resources
and Administration

(1)	Defined under the 2001 Equity Incentive Plan as the average closing price of the Company’s common stock on an established national or regional stock exchange or automated quotation system, including without limitation, the NASDAQ National Market, during the five trading days immediately preceding the date that the option is granted.

COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE

Ernest J. Milani

Gordon H. Loetz
Linda F. McClintock-Greco

March 15, 2003

      The foregoing report of the Compensation and Human Resource Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes the equity compensation plans under which the equity securities of Sykes may be issued as of December 31, 2002:

	(a)	(b)	(c)

	Number of	Weighted-	Number of Securities
	Securities to be	Average Exercise	Remaining Available for
	Issued Upon	Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
Plan Category	and Rights	Rights	Column(a))

Equity compensation plans approved by security holders(1)	3,499,832	$10.39	5,184,223
Equity compensation plans not approved by security holders	0	$—	0

Total	3,499,832	$10.39	5,184,223

(1)	Includes shares of common stock of Sykes authorized for awards under the 2001 Equity Incentive Plan as well as the 2000 Stock Option Plan, the 1996 Employee Stock Option Plan, the 1996 Non-Employee Director Stock Option Plan, the 1996 Non-Employee Director Fee Plan and the 1997 Management Stock Incentive Plan, all of which are predecessor plans to the 2001 Equity Incentive Plan. Also includes shares of common stock of Sykes reserved for issuance under the 1999 Employees’ Stock Purchase Plan.

      Shares awarded under all of the above stock option plans may be from Sykes’ treasury shares or are otherwise acquired in the open market. For a summary of the terms of Sykes’ stock option plans, see Note 17 of our consolidated financial statements in the Annual Report on Form 10-K and incorporated herein by reference.

EMPLOYMENT AGREEMENTS

      John H. Sykes. On October 1, 2001, the Company entered into an amended and restated employment agreement with John H. Sykes, the Company’s Chairman of the Board, President, and Chief Executive Officer, which replaced his employment agreement dated March 6, 2000. The employment agreement provides for an initial term of five years and automatically renews for successive one-year terms, unless terminated by either party with 180 day’s prior notice. Mr. Sykes’ initial base salary was $550,000 until December 31, 2002, with the base salary increasing as determined by the Board of Directors. The employment agreement provides that the annual base salary shall be increased at least 30% on October 1, 2003, shall be increased by at least another 15% on the fourth anniversary of the agreement (October 1, 2005) and shall be increased by at least another 15% on each bi-annual (i.e. two year) anniversary thereafter. Mr. Sykes is also entitled to performance bonuses as determined by the Compensation and Human Resource Development Committee and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company. Additionally, at the end of each fiscal year, the Board of Directors, in their discretion, may award Mr. Sykes a bonus based upon his performance during such fiscal year.

      Due to the enactment of the Sarbanes-Oxley Act of 2002 and changes in the law related to split dollar life insurance premiums and benefits, the Compensation and Human Resource Development Committee

determined in March 2003 that it was in the best interest of the Company and Mr. John Sykes for the Company to cease making premium payments on the split dollar insurance policies on Mr. John Sykes’ life, and instead to increase Mr. Sykes’ compensation by an amount equal to those premium payments, grossed up for tax effect. Accordingly, effective January 1, 2003, Mr. John Sykes’ base compensation was increased from $550,000 to $792,478, and he will be responsible for making all future premium payments on those split dollar life insurance policies. The Company is entitled to recover out of the death benefits payable under the policies an amount equal to the premiums previously paid by the Company. In the event that premiums cease to be payable under the policy or the policy ceases to be in effect for any reason, if Mr. Sykes is still employed by the Company, his salary will be decreased by the amount of the increase noted above.

      If the employment agreement is terminated by the Company for any reason other than for cause (as defined therein), death or disability, the Company shall continue to pay the full amount of Mr. Sykes’ annual base salary throughout the Initial Term or any Successor Term. Mr. Sykes shall also continue to receive the full amount of his annual base salary throughout the Initial Term or any Successor Term in the event there is: (i) a change of control, (ii) a good faith determination by Mr. Sykes that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of Chairman of the Board, CEO or President, (v) a significant relocation of Mr. Sykes’ principal office, (vi) a significant increase in travel requirements, or (vii) an impairment of Mr. Sykes’ health to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life. During the term of his employment with the Company, Mr. Sykes shall not, in any area in which the Company’s business is then conducted, directly or indirectly compete with the Company.

      A “change of control” shall be deemed to have occurred if, (i) any person (other than Mr. Sykes) beneficially owns 20% or more of the outstanding shares of voting capital stock; (ii) the sale or transfer of greater than 50% of the book value of the Company’s assets; (iii) the merger, consolidation, share exchange, or reorganization of the Company as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than 50% of the voting power of the capital stock of the surviving corporation; (iv) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (v) the commencement of a tender offer which, if successful, would result in a change of control; or (vi) a determination by the Board of Directors, in view of then current circumstances or impending events, that a change of control has occurred or is imminent.

      Upon termination for any reason, including cause, benefits continue during the lifetime of Mr. Sykes and the lifetime of his spouse if he is married at the time of his death. Benefits include all employee benefit plans and programs in which Mr. Sykes was entitled to participate immediately before termination. If the Company determines that resources are then reasonably available, the Company will also provide Mr. Sykes with an office and a secretary at the Company’s headquarters.

      W. Michael Kipphut. On October 1, 2001, the Company entered into an amended and restated employment agreement with W. Michael Kipphut, which replaced his employment agreement dated March 6, 2000, as amended on November 8, 2000. Mr. Kipphut serves as Group Executive, Senior Vice President and Chief Financial Officer. The term of the agreement expires on March 5, 2004, but will automatically be renewed for successive two-year terms unless one of the parties provides written notice of its intent not to renew the agreement at least 60 days prior to the expiration of the initial term or any renewal term. Mr. Kipphut’s annual base salary is $290,000 through March 5, 2002, and $335,000 from March 6, 2002, through the end of the term of the agreement, subject to increase at the Company’s discretion. If Mr. Kipphut’s employment is terminated prior to the expiration of the initial or any renewal term for any reason other than death, disability, or cause, as defined in the agreement, the Company will pay Mr. Kipphut all salary and bonuses, and provide to Mr. Kipphut all benefits, provided for in the agreement throughout the term of the agreement, and thereafter the Company will pay Mr. Kipphut a non-compete payment for a period of 52 weeks equal to $5,576.92 per week if the termination occurs on or before March 5, 2002, or $6,442.31 per week if the termination occurs between March 6, 2002 and the end of the initial term or any renewal term. The non-compete payment is in consideration for Mr. Kipphut’s agreement to refrain from competing directly or indirectly with the Company for a period of 52 weeks after the end of the term of the agreement in any area in which the Company’s business is then conducted. In the event that the Company chooses to release Mr. Kipphut from the non-compete provisions of the agreement at any time after the end of the term of the agreement, the Company will not have to pay any non-compete payments which would otherwise be due thereafter. The agreement provides that if Mr. Kipphut’s employment is terminated prior to the end of the initial term or a renewal term by the Company for cause or by Mr. Kipphut, during the remaining term of the agreement and for a period of one year thereafter Mr. Kipphut may not, in any area in which the Company’s business is then conducted, directly or indirectly, compete with the Company, but the Company will not be required to pay the non-compete payment. The Company may terminate the agreement and Mr. Kipphut’s employment at any time for cause. In the event of Mr. Kipphut’s death, the agreement will terminate and his estate will be paid all unpaid base salary and bonus and all accrued but unused vacation time through the date of death. In the event of his disability, the Company may, at its option, terminate the agreement and his employment on 30 days’ written notice. Mr. Kipphut also is entitled to a performance bonus up to 75% of his base salary based upon the achievement of specified goals as determined by the Compensation and Human Resource Development Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company. The agreement contains customary non-compete, non-solicitation and confidentiality provisions.

      If Mr. Kipphut’s employment is terminated following a change of control either by Mr. Kipphut for good reason, or by the Company other than for cause or following Mr. Kipphut’s death or disability, Mr. Kipphut will be entitled to receive, in equal installments over a two-year period, an amount equal to twice the total of his base salary and actual bonus for the calendar year immediately prior to the termination. A change of control will be deemed to have occurred if: (i) the individuals who were directors immediately after the 2000 Annual Shareholders’ Meeting (the “2000 Board”) and any new directors (other than directors whose initial assumption of office is in connection with an actual or threatened election contest) who were elected by, or whose nomination for election by the stockholders was approved by, a vote of at least two-thirds ( 2/3) of the directors still in office who were directors on the 2000 Board or are directors elected in this manner, cease for any reason to constitute a majority of the directors then serving; (ii) the stockholders of the Company approve a merger, consolidation, share exchange or reorganization of the Company, or the issuance of additional shares of voting stock of the Company in connection with such a transaction, which would result in the holders of the Company’s voting securities immediately prior to the transaction owning as a group less than 50% of the combined voting power of the voting securities of the Company or surviving corporation in such transaction; (iii) the stockholders of the Company approve a merger, consolidation or share exchange effected to implement a recapitalization of the Company in which a person other than John H. Sykes is or becomes the beneficial owner of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates after the annual meeting of stockholders of the Company held in 2000 pursuant to express authorization by the board of directors of the Company that refers to this exception) representing 45% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or (iv) the stockholders of the company approve a plan of complete liquidation or dissolution of the

Company or for the sale of all or substantially all of the Company’s assets, unless the sale is to an entity of which at least 75% of the combined voting power of the voting securities are owned by persons in substantially the same proportions as their ownership of the Company prior to such sale. Mr. Kipphut will be deemed to have good reason to terminate his employment following a change in control if there is: (i) any reduction in his base salary or any other compensation or benefits (other than a performance bonus), or (ii) any other material adverse change to the terms and conditions of Mr. Kipphut’s employment including diminution of his customary duties as described in the agreement.

      Gerry L. Rogers. On February 18, 2002, the Company entered into a two-year employment agreement with Gerry L. Rogers as Group Executive, Senior Vice President and Chief Information Officer. The agreement automatically renews for successive one-year terms unless the Company provides written notice of intent not to renew at least 180 days prior to the expiration of the initial term or any renewal term. Mr. Rogers’ annual base salary is $199,714.32 through March 5, 2002, and $217,464.32 from March 6, 2002 through the remaining term of the agreement. If the agreement is terminated prior to the expiration of the initial or any renewal term for any reason other than death, disability, or cause (as defined therein), the Company shall continue to pay Mr. Rogers an amount equal to his base salary through the term of the agreement and for any period beyond the term of the agreement that the Company desires to enforce a covenant not to compete. The agreement provides that Mr. Rogers shall refrain from competing directly or indirectly with the Company during the period of employment and for a period of one year after an early termination of the agreement in any area in which the Company’s business is then conducted. The agreement provides that if it is terminated by the Company for cause or by Mr. Rogers, during a period of one year following termination of employment, Mr. Rogers will not, in any area in which the Company’s business is then conducted, directly or indirectly compete with the Company, and the Company shall not be required to make any payments to Mr. Rogers in connection with the termination of the agreement or the covenant not to compete. Mr. Rogers also is entitled to a performance bonus of up to 75% of his base salary based upon the Company’s achievement of specified goals as determined by the Compensation and Human Resource Development Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

      Charles E. Sykes. On February 18, 2002, the Company entered into a two-year employment agreement with Charles E. Sykes as General Manager, Senior Vice President — Americas. The agreement automatically renews for successive one-year terms unless the Company provides written notice of intent not to renew at least 180 days prior to the expiration of the initial term or any renewal term. Mr. Sykes’ annual base salary is $159,930.16 through March 5, 2002, and $217,300.20 from March 6, 2002 through the remaining term of the agreement. Due to the enactment of the Sarbanes-Oxley Act of 2002 and changes in the law related to split dollar life insurance premiums and benefits, the Compensation and Human Resource Development Committee determined in March 2003 that it was in the best interest of the Company and Mr. Charles Sykes for the Company to cease making premium payments on the split dollar insurance policy on Mr. Charles Sykes’ life, and instead to increase Mr. Charles Sykes’ compensation by an amount equal to those premium payments, grossed up for tax effect. Accordingly, effective January 1, 2003, Mr. Charles Sykes’ base compensation was increased from $217,300 to $221,021, and he will be responsible for making all future premium payments on those split dollar life insurance policies. The Company is entitled to recover out of the death benefits payable under the policies an amount equal to the premiums previously paid by the Company. In the event that premiums cease to be payable under the policy or the policy ceases to be in effect for any reason, if Mr. Sykes is still employed by the Company, his salary will be decreased by the amount of the increase noted above. If the employment agreement is terminated for any reason other than death, disability, or cause (as defined therein), the Company shall continue to pay Mr. Sykes an amount equal to his base salary through the term of the agreement and for any period beyond the term of the agreement that the Company desires to enforce a covenant not to compete. The agreement provides that Mr. Sykes shall refrain from competing directly or indirectly with the Company during the period of employment and for a period of one year after an early termination of the agreement in any area in which the Company’s business is then conducted. The agreement provides that if it is terminated by the Company for cause or by Mr. Sykes, during a period of one year following termination of employment, Mr. Sykes will not, in any area in which the Company’s business is then conducted, directly or indirectly compete with the Company, and the Company shall not be required to make any payments to Mr. Sykes in connection with the termination of the agreement or the covenant not to compete. Mr. Sykes also is entitled to a performance bonus of up to 53% of his base salary based upon the Company’s achievement of specified goals as determined by the Compensation and Human Resource Development Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

      Harry A. Jackson, Jr. On March 6, 2002, the Company entered into an employment agreement with Harry A. Jackson, Jr. as General Manager, Senior Vice President — EMEA. The agreement is for a term beginning on March 6, 2002 and continuing through August 31, 2004. The Agreement automatically renews for successive one-year terms unless the Company provides written notice of intent not to renew at least 180 days prior to the expiration of the initial term or any renewal term. Mr. Jackson’s annual base salary is $175,269.64 through March 5, 2002, $217,300.20 from March 6, 2002 through August 31, 2003, and $239,030.48 from September 1, 2003 through the remaining term of the agreement. If the agreement is terminated for any reason other than death, disability, or cause (as defined therein), the Company shall continue to pay Mr. Jackson an amount equal to his base salary through the term of the agreement and for any period beyond the term of the agreement that the Company desires to enforce a covenant not to compete. The agreement provides that Mr. Jackson shall refrain from competing directly or indirectly with the Company during the period of employment and for a period of one year after an early termination of the agreement in any area in which the Company’s business is then conducted. The agreement provides that if it is terminated by the Company for cause or by Mr. Jackson, during a period of one year following termination of employment, Mr. Jackson will not, in any area in which the Company’s business is then conducted, directly or indirectly compete with the Company, and the Company shall not be required to make any payments to Mr. Jackson in connection with the termination of the agreement or the covenant not to compete. Mr. Jackson also is entitled to a performance bonus of up to 53% of his base salary based upon the Company’s achievement of specified goals as determined by the Compensation and Human Resource Development Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Introduction

      Under rules of the Commission, the Company is required to provide certain information concerning compensation provided to the Company’s Chief Executive Officer and its other executive officers. The disclosure requirements for the executive officers include the use of tables and a report of the Committee responsible for compensation decisions for the named executive officers explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation and Human Resource Development Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

Compensation and Human Resource Development Committee Role

      The Compensation and Human Resource Development Committee of the Board of Directors has the responsibility to review annually and recommend to the full Board, the compensation for the Chief Executive Officer as well as the other executive officers. The forms of compensation considered by the Compensation and Human Resource Development Committee include base salary, annual and performance based cash bonuses and fringe benefits. The Compensation and Human Resource Development Committee also is responsible for reviewing the equity incentive component of the Company’s compensation program for its employees generally, and specifically its executive officers, including the named executive officers, as well as making stock option grants under the Company’s 2001 Equity Incentive Plan to executive officers of the Company. The Compensation and Human Resource Development Committee is comprised of members of the Board who are not employees of the Company.

Compensation Philosophy

      The Compensation and Human Resource Development Committee’s philosophy on executive compensation is based upon several fundamental concepts. First, the committee believes that the level of individual compensation should be competitive with selected survey groups. Second, compensation generally, and bonus compensation specifically, should be designed to provide significant incentives for superior personal and corporate performance. Third, the executive’s compensation package should be designed to align the interests of the executive with that of the Company’s shareholders. The Compensation and Human Resource Development Committee believes that executive compensation, if determined in accordance with this philosophy, will enable the Company to attract and retain the services of highly qualified and motivated executives. These goals are achieved by designing executive compensation packages that include a base salary, discretionary and performance based cash bonuses and periodic grants of stock options. The Company’s policies with respect to these elements, including the basis for the compensation awarded the Company’s chief executive officer, are discussed below.

      The Compensation and Human Resource Development Committee oversees the operation of the Company’s executive compensation policies. The Company occasionally retains independent compensation consultants, and regularly utilizes published surveys with industry, geographical and position specific data to compare the Company’s compensation programs with various other companies with similar characteristics. While the elements of compensation described below are considered separately, the Compensation and Human Resource Development Committee takes into account the full compensation package offered by the Company to the individual, including health care and other insurance benefits and contributions made by the Company under the Company’s 401(k) Plan, Employee Stock Purchase Plan and Deferred Compensation Plan.

      Base Salaries. The Company has established competitive annual base salaries for all executive officers, including the named executive officers. The annual base salaries for each of the Company’s executive officers, including the Company’s chief executive officer, reflect the subjective judgment of the Compensation and Human Resource Development Committee based on their consideration of the executive officer’s position with the Company, the executive officer’s tenure, the Company’s needs, a comparative analysis of published compensation data as described above, and the executive officer’s individual performance, achievements, and contributions to the growth of the Company.

      Mr. Sykes’ annual base salary for 2002, as the Company’s Chief Executive Officer, was $550,000. This is the same base salary that Mr. Sykes received the previous year. The Compensation and Human Resource Development Committee considered the factors noted above, Mr. Sykes’ prior experience and managerial expertise, his knowledge of the Company’s operations, and the industry in which it operates, and in 2001 recommended to the Board, which recommendation was accepted, that the Company enter into a new contract with Sykes (discussed elsewhere in this Proxy Statement) extending the term of employment and setting his salary through the end of 2002.

      Annual Bonus. The Company’s executive officers are eligible for an annual cash bonus under the Company’s Bonus Program. The Bonus Program provides for the discretionary payment of annual incentive awards to key employees, including executive officers of the Company, pursuant to individually developed formulas related to the Company’s operating goals and personal performance goals. Payments under the Bonus Program are discretionary and are subject to certain limitations. Mr. Sykes did not receive any cash bonuses during the year ended December 31, 2002.

      Stock Options. Under the Company’s 2001 Equity Incentive Plan (the “2001 Plan”), stock options may be granted to all employees. The 2001 Plan is administered by the Compensation and Human Resource Development Committee in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Compensation and Human Resource Development Committee recommended that a certain number of stock options under the 2001 Plan be made available for issuance by the Chief Executive Officer for hiring and retention purposes within certain parameters at various levels of management.

      The principal factors considered in determining the granting of stock options to executive officers of the Company were the executive officer’s tenure with the Company, his or her total cash compensation for the prior year, the executive officer’s acceptance of additional responsibilities and his or her contributions toward the Company’s attainment of strategic goals. During 2002, all stock options granted to executive officers of the Company under the 2001 Plan were made at fair market value on the date of grant (as calculated under the 2001 Plan) and were exercisable for various vesting periods of up to four years following the date of grant. During the year ended December 31, 2002, 1,250,000 options were granted to Mr. John Sykes.

Section 162(m) Limitations

      Under Section 162(m) of the Internal Revenue Code, a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers, unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation and Human Resource Development Committee’s commitment to link compensation with performance as described in this report, the Compensation and Human Resource Development Committee currently intends to qualify compensation paid to the Company’s executive officers for deductibility by the Company under Section 162(m).

COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE

Ernest J. Milani

Gordon H. Loetz
Linda F. McClintock-Greco
March 15, 2003

      The foregoing report of the Compensation and Human Resource Development Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH

      The following graph presents a comparison of the cumulative total shareholder return on the common stock with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the NASDAQ Computer and Data Processing Index. This graph assumes that $100 was invested on December 31, 1997 in the Company’s common stock, the NASDAQ Stock Market (U.S.) Index, and the NASDAQ Computer and Data Processing Index.

COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*

AMONG SYKES ENTERPRISES, INCORPORATED,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Sykes Enterprises, Incorporated	$100.00	$156.41	$225.00	$22.76	$47.90	$16.82
NASDAQ Computer and Data Processing Services Index	100.00	178.39	392.44	180.62	145.44	100.28
NASDAQ Stock Market (U.S.) Index	100.00	140.99	261.48	157.42	124.89	86.33

*	$100 invested on December 31, 1997 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

      There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company does not make or endorse any predictions as to the future stock performance.

      The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for inclusion in the Company’s proxy statement for its 2004 Annual Meeting of Shareholders is December 2, 2003. Whether a shareholder desires to have its proposal included in the Company’s proxy statement or not, pursuant to the Company’s Bylaws, in order for a shareholder to bring up business at an annual meeting the shareholder must, by the date set forth in the preceding sentence, provide written notice to the Secretary of the Company of the shareholder’s intent, together with a brief description of the business intended to be brought before the meeting, the reasons for conducting such business at the meeting, the names and addresses of the shareholders proposing such business, their shareholdings and their interests in such business.

OTHER MATTERS

      Management knows of no matter to be brought before the Annual Meeting, which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

James T. Holder
Secretary

APPENDIX A

SYKES ENTERPRISES, INCORPORATED

AUDIT COMMITTEE CHARTER

As Amended and Restated on August 14, 2002

I.     PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

      The Audit Committee’s primary duties and responsibilities are:

•	To serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	The appointment, compensation, and oversight of the work of the registered public accounting firm employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the Audit Committee.

•	Review and appraise the Corporation’s internal auditing function.

•	Provide an open avenue of communication among the Corporation’s registered public accounting firm, financial and senior management, those involved in the Corporation’s internal auditing function, and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. This Charter, however, is not intended to, and does not, create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with.

II.     COMPOSITION

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent” as that term is defined in (i) paragraph (m) of Section 10A of the Securities Exchange Act of 1934 (15 U.S.C. 78f), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) the rules of the NASDAQ National Market, or any other stock exchange or quotation service on which the Corporation’s securities are listed. Further, each member of the Audit Committee shall meet all other requirements for membership on the Audit Committee set forth in the rules of the NASDAQ National Market, or any other stock exchange or quotation service on which the Corporation’s securities are listed, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall be a “financial expert,” as such term is defined by the Securities and Exchange Commission. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.     MEETINGS

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the managers of those involved in the Corporation’s internal auditing function and the Corporation’s registered public accounting firm in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the Corporation’s registered public accounting firm and management quarterly to review the Corporation’s financial statements consistent with Item IV.4. below.

IV.     RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

     Documents/Reports Review

      1. Review and update this Charter periodically, at least annually, as conditions dictate.

      2. Review and discuss with financial management and the Corporation’s registered public accounting firm the Corporation’s annual financial statements, and the disclosures made in the section of the Corporation’s Annual Report on Form 10-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s Annual Report prior to its filing or the release of earnings for the year, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report. Similarly, review and discuss any other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the Corporation’s registered public accounting firm.

      3. Review and discuss with financial management and the Corporation’s registered public accounting firm the Corporation’s quarterly financial statements, and the disclosures to be made in the section of the Corporation’s Quarterly Report on Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s Quarterly Report prior to its filing or the release of earnings for the quarter, including the results of the registered public accounting firm’s reviews of the quarterly financial statements. The person designated as the “financial expert” of the Audit Committee may represent the entire Audit Committee for purposes of this review.

      4. Review the regular internal reports to management prepared by those involved in the Corporation’s internal auditing function and management’s response.

     Independent Accountants

      5. Select the registered public accounting firm to be employed by the Corporation for the purpose of preparing or issuing an audit report on the Corporation’s annual financial statements or related work, determine the scope of the registered public accounting firm’s engagement and approve the fees and other compensation to be paid to the registered public accounting firm. On an annual basis, the Audit Committee should review and discuss with the registered public accounting firm all significant relationships the registered public accounting firm has with the Corporation to determine the registered public accounting firm’s independence.

      6. Specifically approve in advance, in accordance with section 7 below, each non-audit service, including tax services, to be performed by the registered public accounting firm outside of its regular audit engagement. For purposes hereof, the term “non-audit services” means any professional services provided to the Corporation by a registered public accounting firm, other than those provided to the Corporation in connection with an audit or a review of its financial statements. The foregoing notwithstanding, the Corporation’s registered public accounting firm may not be engaged to perform any of the services described in clauses (1) through (9) below contemporaneously with the audit:

(1) bookkeeping or other services related to the accounting records or financial statements of the Corporation;

(2) financial information systems design and implementation;

(3) appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(4) actuarial services;

(5) internal audit outsourcing services;

(6) management functions or human resources;

(7) broker or dealer, investment adviser, or investment banking services;

(8) legal services and expert services unrelated to the audit; and

(9) any other service that the Public Company Accounting Oversight Board, established pursuant to Section 101 of the Sarbanes-Oxley Act of 2002, determines, by regulation, is impermissible.

      7. Approve in advance all auditing services (which may entail providing comfort letters in connection with securities underwritings) and permissible non-audit services to be provided to the Corporation by the Corporation’s registered public accounting firm. In carrying out its duties under paragraph 5 above, if the Audit Committee approves an audit service within the scope of the engagement of the Corporation’s registered public accounting firm, such audit service shall be deemed to have been preapproved for purposes of this paragraph. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant preapprovals required by this paragraph. Each and every decision of a member of the Audit Committee to whom authority is delegated under this paragraph to preapprove an activity under this paragraph shall be presented to the full Audit Committee at its next meeting.

      8. Meet with the Corporation’s registered public accounting firm prior to the audit to discuss the planning and staffing of the audit.

      9. Review the performance of the Corporation’s registered public accounting firm and discharge such firm when circumstances warrant.

     Financial Reporting Processes

      10. In consultation with the Corporation’s registered public accounting firm and those involved in the Corporation’s internal auditing function, review the integrity of the Corporation’s financial reporting processes, both internal and external.

      11. Periodically consult with the Corporation’s registered public accounting firm out of the presence of management about internal controls and the completeness and accuracy of the Corporation’s financial statements.

      12. Consider the judgements of the Corporation’s registered public accounting firm about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

      13. Discuss with management and the Corporation’s registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Corporation’s financial statements.

      14. Discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

      15. Discuss with management and the Corporation’s registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

      16. Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

      17. Discuss with the Corporation’s registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as the same may be modified or supplemented. In particular, discuss:

a. The adoption of, or changes to, the Corporation’s significant auditing and accounting principles and practices as suggested by the Corporation’s registered public accounting firm, those involved in the Corporation’s internal auditing function or management.

b. The management letter provided by the Corporation’s registered public accounting firm and the Corporation’s response to that letter.

c. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     Process Improvement

      18. Establish regular and separate systems of reporting to the Audit Committee by each of management, the Corporation’s registered public accounting firm and those involved in the Corporation’s internal auditing function regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

      19. Following completion of the annual audit, review separately with each of management, the Corporation’s registered public accounting firm and those involved in the Corporation’s internal auditing function, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      20. Review any significant disagreement among management and the Corporation’s registered public accounting firm or those involved in the Corporation’s internal auditing function in connection with the preparation of the financial statements.

      21. Review with the Corporation’s registered public accounting firm, those involved in the Corporation’s internal auditing function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Audit Committee.)

     Ethical and Legal Compliance

      22. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

      23. Review management’s monitoring of the Corporation’s compliance with the Corporation’s Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy all applicable legal requirements.

      24. Review the activities, organizational structure, and qualifications of those involved in the Corporation’s internal auditing function.

      25. Review with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

      26. Review with the Corporation’s counsel any legal matter that could have a significant impact on the Corporation’s financial statements.

      27. Establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      28. Perform any other activities consistent with this Charter, the Corporation’s By-laws and applicable statutes, rules and regulations as the Audit Committee or the Board deems necessary or appropriate.

     Disclosure

      29. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

      30. Disclose all approvals by the Audit Committee under paragraph 7 above of non-audit services to be performed by the Corporation’s registered public accounting firm in the Quarterly and Annual Reports on Forms 10-Q and 10-K required to be filed by the Corporation with the Securities and Exchange Commission.

     Review and Approval of Related Party Transactions

      31. Review and determine whether to approve any transaction between the Corporation and one or more officers, directors and/or major shareholders of the Corporation.

V.     AUTHORITY TO ENGAGE ADVISORS; FUNDING

      The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any advisers employed by the Audit Committee.

SYKES ENTERPRISES, INCORPORATED

Annual Meeting of Shareholders, May 1, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder of Sykes Enterprises, Incorporated (the “Company”) hereby appoints John H. Sykes, W. Michael Kipphut and James T. Holder as Proxies, each with the power to appoint a substitute, and hereby authorize them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the Tampa Marriott Waterside, 700 South Florida Avenue, Tampa, Florida on Thursday, May 1, 2003 at 10:00 a.m. Eastern Daylight Savings Time, in accordance with the following instructions.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

1.    TO ELECT FOUR DIRECTORS:

(to serve for a term of three years) (to serve for a term of two years)	1. John H. Sykes 3. William J. Meurer 4. Ernest J. Milani	2. Furman P. Bodenheimer, Jr.	☐	FOR all nominees listed to the left (except as specified below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)	▶

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting or any adjournments or postponements thereof.

Check appropriate box indicate changes below: Address Change? ☐ Name Change? ☐	Date __________	NO. OF SHARES

Signature(s) in Box
Please sign exactly as your name appears in this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or partner, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.